49945
[GRAPHIC OMITTED]



                                                             SUB-ITEM 77H

                                                        MFS INSTITUTIONAL TRUST

As of June 30, 2001, the following new person or entity now owns more than 25% of a fund's voting security:


PERSON/ENTITY                                                              FUND                      PERCENTAGE

Saturn & Co. c/o IBT; PO Box 9130 FPG 90, Boston, MA                       Institutional High        75.95%
02117                                                                      Yield (IHY)


MFS Fund Distrib., Inc. c/o Mass. Fin'l Svcs., Attn: Thomas Hastings,      Institutional RE          50.00%

Sun Life Assurance Co. of Canada FBO Sun Capital Advisers Inc. Attn:       Institutional RE          50.00%

MFS Fund Distrib., Inc. c/o Mass. Fin'l Svcs., Attn: Thomas Hastings,      Institutional             100.00%
-
Bost & Co. A/C UMIF3000002 Mutual Fund Operations                          Institutional Large Cap   56.17%
PO Box 3198, Pittsburgh, PA  15230                                         Value (ILV)



As of June 30, 2001, the following persons or entity that no longer owns 25% of a fund's voting security:


PERSON/ENTITY                                                                                        FUND

Boston Safe Deposit and Trust Co., As TTEE of Eastman Kodak                                          Institutional Research
                                                                                                     (IRF)


Ford                                                                                                 Institutional High Yield
                                                                                                     (IHY)